SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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Date of Report (Date of earliest event reported):       September 27, 2000
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                      INTERNATIONAL COSMETICS MARKETING CO.
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             (Exact name of registrant as specified in its charter)



            Florida                    0-27833                   65-0598868
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(State or other jurisdiction         (Commission              (IRS Employer
 or incorporation)                    File Number)           Identification No.)


   6501 Northwest Park of Commerce Blvd., Suite 205 Boca Raton, Florida 33487
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code        (561) 999-8878
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On September 27, 2000, the Company entered into a stock purchase agreement (the "Stock Purchase Agreement") with Nico P. Pronk pursuant to which Nico P. Pronk (the "Purchaser") purchased 200,000 shares of the Company's newly created Series A Convertible Preferred Stock (the "Preferred Stock") at a price of $2.50 per share for total consideration of $500,000. The stated value of each share of the Preferred Stock is $2.50 per share. Each share of Preferred Stock is convertible into common stock of the Company at $2.50 per share. The conversion price will be adjusted for any stock splits, stock dividends, corporate reorganizations and certain other corporate transactions and issuance of securities at below $2.50. The Preferred Stock includes no dividend and carries voting rights equal to 75 votes per one (1) share of Preferred Stock and as provided under the Florida Business Corporation Act. A portion of the proceeds from the sale of the Preferred Stock will be used by the Company to satisfy and pay in full all delinquent federal, state and local taxes. All shares of the Company's Preferred Stock delivered under the Stock Purchase Agreement shall be restricted under the Securities Act of 1933, as amended and will be legended with the normal Securities Act of 1933, as amended restrictive legend. Further, the Purchasers shall have the following registration rights:
(i) in the event the Company files a registration statement on a general form of registration, then the record owners of the Preferred Stock and/or the common stock of the Company into which it is convertible (the "Conversion Shares") may, upon the terms and conditions set forth in the Stock Purchase Agreement, require the Company to include such Conversion Shares in the registration statement; and
(ii) the holders of a majority of the Preferred Stock and/or the Conversion Shares have the right, upon the terms and conditions set forth in the Stock Purchase Agreement, to require the Company to file a registration statement with respect to the Conversion Shares.

         Further, the Company has agreed that for so long as any shares of Preferred Stock are outstanding, the Company shall not without first obtaining the written approval of the holders of at least a majority of the voting power of the then outstanding shares of such Preferred Stock: sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is transferred or disposed of; alter or change the rights, preferences or privileges of the Preferred Stock; increase or decrease the total number of authorized shares of Preferred Stock; authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences or privileges over, or being on a parity with or similar to, the Preferred Stock; or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any security of the Company; amend the Company's Articles of Incorporation or bylaws; change the authorized number of directors of the Company; declare, order or pay any dividends on any class of securities; adjust the salary of

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executive officers, directors, executive level independent contractors and key employees of the Company; make any capital expenditures in excess of $15,000; issue new shares of capital stock of the Company; enter into or approve any agreement or contract for the purchase of goods, services or other items between the Company, a shareholder or a member of a shareholder's immediate family; or make any commission payment to any independent business associate in excess of $15,000.

         In addition, two entities unrelated to the Purchaser also purchased an aggregate of 21,458 shares of the Preferred Stock pursuant to the Stock Purchase Agreement.

Item 7.           Financial Statements and Exhibits.

         (a)      None

         (b)      Exhibits

                  (1) Stock Purchase Agreement between International Cosmetics Marketing Co., Nico P. Pronk and two entities unrelated to the Purchaser dated September 27, 2000.

                  (2) Articles of Amendment to the Articles of Incorporation of International Cosmetics Marketing Co., filed with the State of Florida Department of State on September 27, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2000              INTERNATIONAL COSMETICS MARKETING CO.

                                            By:  /s/ Stephanie McAnly
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                                                     Stephanie McAnly
                                                     President